Supplemental Financial & Operating Information FIRST QUARTER ENDED MARCH 31, 2018

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 About Spirit Spirit Realty Capital, Inc., (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial, office and data center properties providing superior risk-adjusted returns and steady dividend growth for our shareholders. As of March 31, 2018, our diversified portfolio was composed of 2,446 properties, including properties securing mortgage loans. Our properties, with an aggregate gross leasable area of approximately 48.3 million square feet, are leased to 417 tenants across 49 states and 32 tenant industries. 2 CORPORATE OVERVIEW Corporate Headquarters 2727 N. Harwood St., Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com Investor Relations (972) 476-1903 InvestorRelations@spirit realty.com

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 TABLE OF CONTENTS 3 Portfolio and Financial Overview 4 Condensed Consolidated Statements of Operations 5 Funds and Adjusted Funds From Operations 6 Consolidated Balance Sheets 7 Capitalization and Debt Summary 8 Investment and Disposition Activity 11 Tenant / Industry / Portfolio Diversification 13 Same Store Contractual Rent 17 Occupancy 18 Lease Summary 19 Net Asset Value (NAV) Components 20 Analyst Coverage 21 Appendix: 22 Reporting Definitions and Explanations 23 Non-GAAP Reconciliations 27 Forward-Looking Statements and Risk Factors 28

PORTFOLIO AND FINANCIAL OVERVIEW

$ in thousands

Portfolio Data		
Total Real Estate Investments	$	7,848,989
Owned Properties		2,364
Properties Securing Mortgage Loans		82
Total Properties		**2,446**
Tenants		417
Tenant Industries		32
States		49
Weighted Average Remaining Lease Term (Years)		9.9
Occupancy		98.9%
Portfolio Weighted Average Unit Level Rent Coverage		2.6x

	Top 10 Tenants	Properties	Percent of Contractual Rent
1	Specialty Retail Shops Holding Corp.	98	7.9%
2	AMC Entertainment, Inc. / Carmike Cinemas	18	2.5%
3	Walgreen Company	42	2.3%
4	Cajun Global, LLC	182	2.2%
5	Academy, LTD	6	2.0%
	Top 5 Total	**346**	**16.9%**
6	Alimentation Couche-Tard, Inc.	82	1.9%
7	The Home Depot, Inc.	7	1.8%
8	Regal Entertainment Group	15	1.5%
9	Carmax, Inc.	8	1.5%
10	CVS Caremark Corporation	34	1.5%
	Top 10 Total	**492**	**25.1%**

Capitalization		
Common Market Equity	$	3,371,199
Preferred Share Liquidation Value	$	172,500
Total Capitalization	$	3,543,699
Total Adjusted Debt	$	3,699,773
Enterprise Value	$	7,243,472
Outstanding Shares of Common Stock [(1)]		434,432,805

(1) Total outstanding shares as of March 31, 2018, less 2.1 million unvested restricted shares.

Financial Ratios	
Adjusted Debt / Enterprise Value	51.1%
Adjusted Debt / Annualized Adjusted EBITDA*re*	6.3x
Adjusted Debt + Preferred / Annualized Adjusted EBITDA*re*	6.6x
Fixed Charge Coverage Ratio	3.2x
Unencumbered Assets / Unsecured Debt	3.8x

Corporate Liquidity		
Cash and Cash Equivalents	$	10,989
Availability Under Revolving Credit Facility		645,500
Availability Under Term Loan		420,000
Total	**$**	**1,076,489**

Unencumbered Assets	Properties		Real Estate Investment
Retail	1,197	$	4,008,370
Industrial	20		258,246
Office	24		191,330
Data Centers	3		56,748
Total	**1,244**	**$**	**4,514,694**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 4

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 (Unaudited) Three Months Ended March 31, 2018 2017 Revenues Rentals $ 157,612 $ 159,220 Interest income on loans receivable 1,827 892 Earned income from direct financing leases 465 612 Tenant reimbursement income 4,418 3,965 Other income and interest from real estate transactions 956 733 Total revenues 165,278 165,422 Expenses General and administrative (G&A) 15,885 13,418 Transaction costs 3,932 — Property costs (including reimbursable) 7,415 9,051 Real estate acquisition costs 48 153 Interest 51,065 46,623 Depreciation and amortization 62,117 64,994 Impairments 14,569 34,376 Total expenses 155,031 168,615 Income (loss) before other income (expense) and income tax expense 10,247 (3,193) Gain (loss) on debt extinguishment 21,328 (30) Income (loss) before income tax expense 31,575 (3,223) Income tax expense (252) (165) Income (loss) before (loss) gain on disposition of assets 31,323 (3,388) (Loss) gain on disposition of assets (605) 16,217 Net Income 30,718 12,829 Dividends paid to preferred stockholders (2,588) — Net income attributable to common stockholders $ 28,130 $ 12,829 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS $ in thousands 5 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 FUNDS AND ADJUSTED FUNDS FROM OPERATIONS (FFO/AFFO) $ in thousands, except per share amounts 6 (Unaudited) Three Months Ended March 31, 2018 2017 Net income attributable to common stockholders $ 28,130 $ 12,829 Portfolio depreciation and amortization 61,976 64,857 Portfolio impairments 14,569 34,376 Realized losses (gains) on sales of real estate 605 (16,217) Funds from operations attributable to Common Stockholders $ 105,280 $ 95,845 (Gain) loss on debt extinguishment (21,328) 30 Real estate acquisition costs 48 153 Transaction costs 3,932 — Non-cash interest expense 7,541 5,461 Accrued interest and fees on defaulted loans 556 674 Straight-line rent, net of related bad debt expense (4,457) (5,445) Other amortization and non-cash charges (605) (945) Non-cash compensation expense (1) 4,366 2,246 Adjusted funds from operations attributable to Common Stockholders $ 95,333 $ 98,019 Dividends declared to common stockholders $ 78,581 $ 87,122 Net income per share of common stock Basic (2) $ 0.06 $ 0.03 Diluted (2) $ 0.06 $ 0.03 FFO per diluted share of common stock (2) $ 0.24 $ 0.20 AFFO per diluted share of common stock (2) $ 0.21 $ 0.20 AFFO per diluted share of common stock, excluding several charges (1) $ 0.22 $ 0.20 Weighted average shares of common stock outstanding: Basic 444,875,428 482,607,198 Diluted 445,102,225 482,609,096 (1) Included in G&A balances for the three months ended March 31, 2018 is $3.9 million of severance-related costs, comprised of $2.1 million of cash compensation and $1.8 million of non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards in connection with the departure of two executive officers. (2) For the three months ended March 31, 2018 and 2017, dividends paid to unvested restricted stockholders of $0.4 million and $0.2 million, respectively, are deducted from Net Income, FFO and AFFO attributable to common stockholders in the computation of per share amounts. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 7 (Unaudited) March 31, December 31, 2018 2017 Assets: Real estate investments: Land and improvements $ 2,571,942 $ 2,588,930 Buildings and improvements 4,685,541 4,692,377 Total real estate investments 7,257,483 7,281,307 Less: accumulated depreciation (1,113,804) (1,075,643) 6,143,679 6,205,664 Loans receivable, net 111,062 79,967 Intangible lease assets, net 396,596 409,903 Real estate assets under direct financing leases, net 24,847 24,865 Real estate assets held for sale, net 19,432 48,929 Net investments 6,695,616 6,769,328 Cash and cash equivalents 10,989 8,798 Deferred costs and other assets, net 241,875 231,045 Goodwill 254,340 254,340 Total Assets $ 7,202,820 $ 7,263,511 Liabilities and Stockholders' Equity Liabilities: Revolving Credit Facility $ 154,500 $ 112,000 Term Loan, net — — Senior Unsecured Notes, net 295,431 295,321 Mortgages and notes payable, net 2,571,794 2,516,478 Convertible Notes, net 719,295 715,881 Total debt, net 3,741,020 3,639,680 Intangible lease liabilities, net 151,179 155,303 Accounts payable, accrued expenses and other liabilities 141,898 148,919 Total liabilities 4,034,097 3,943,902 Stockholders' equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both March 31, 2018 and December 31, 2017 166,193 166,193 Common stock, $0.01 par value, 750,000,000 shares authorized: 436,561,654 and 448,868,269 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively. 4,366 4,489 Capital in excess of par value 5,197,988 5,193,631 Accumulated deficit (2,199,824) (2,044,704) Total stockholders' equity 3,168,723 3,319,609 Total Liabilities and Stockholders' Equity $ 7,202,820 $ 7,263,511 CONSOLIDATED BALANCE SHEETS $ in thousands, except per share amounts

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. Capitalization & Enterprise Value Common Shares Outstanding (1) 434,432,805 Common Share Price (2) $ 7.76 Common Market Equity $ 3,371,199 Preferred Share Liquidation Value 172,500 Total Capitalization $ 3,543,699 Total Adjusted Debt 3,699,773 Total Enterprise Value $ 7,243,472 (1) Total outstanding shares as of March 31, 2018, less 2.1 million unvested restricted shares (2) Share price as of March 31, 2018 Liquidity Available Borrowing Capacity Term Loan $ 420,000 Revolver 645,500 Cash & Cash Equivalents 10,989 Total Liquidity $ 1,076,489 CAPITALIZATION $ in thousands, except per share data Common Market Equity Preferred Market Equity Total Adjusted Debt Enterprise Value $7,243 Million $8,000 $7,000 $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $0 Debt Type Unsecured 31% Secured 69% Fixed/Floating Rate Debt Floating 4% Fixed 96% 8

SPIRIT REALTY

DEBT SUMMARY

$ in thousands

Debt Maturity Schedule (1)



1,400
1,200
1,000
800
600
400
200
0
$ (Millions)
2018
2019
2020
2021
2022
Thereafter
Year of Maturity
Revolving Credit Facility
Convertible Notes
Master Trust 2014 Notes
Senior Unsecured Notes
Master Trust 2013 Notes
CMBS



CMBS: 10.0%
Revolving Credit Facility: 4.0%
Senior Unsecured Notes: 7.8%
Convertible Notes: 19.5%
Master Trust 2013 Notes: 8.1%
Master Trust 2014 Notes: 50.5%

Unsecured Debt		Amount	Weighted Avg. Stated Int. Rate (2)
Revolving Credit Facility	$	154,500	3.06%
Term Loan (3)		—	NM
Senior Unsecured Notes		300,000	4.45%
Convertible Notes		747,500	3.28%
Total Unsecured Debt	**$**	**1,202,000**	**3.54%**
Secured Debt			
Master Trust 2013 Notes	$	308,456	4.72%
Master Trust 2014 Notes (4)		1,934,754	4.99%
CMBS (4)		382,718	5.56%
Total Secured Debt	**$**	**2,625,928**	**5.04%**
Total Debt	**$**	**3,827,928**	**4.57%**

(1) Amounts are aggregated by outstanding principal balance of debt by maturity without giving effect to scheduled amortization. A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.

(2) The rate for 2018 includes the default interest rates for three separate fixed rate CMBS loans totaling $31.4 million, including $10.3 million of capitalized interest, that are in default due to underperformance of the three properties that secure them.

(3) The Term Loan has an initial maturity date of November 2, 2018, which may be extended at the Company's option pursuant to two one-year extension options.

(4) Assets to be contributed to Spirit MTA REIT as part of the spin-off include 100% of the Master Trust 2014 Notes and $84.0 million of CMBS debt.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 9

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 SENIOR UNSECURED NOTES COVENANT COMPLIANCE Covenant Requirement March 31, 2018 Total Debt to Total Assets < 60% 46.1% Total Secured Debt to Total Assets < 40% 32.3% Fixed Charge Coverage (1) > 1.5x 3.17x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 3.76x Credit Ratings Fitch Ratings BBB- Moody's Ratings Services Baa3 Standard & Poor's Rating Services BBB- (1) Fixed Charge Coverage is calculated per the requirements of the Indenture agreement. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. 10

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 Investments Q1 2018 % of Gross Investment Number of Transactions (3) Number of Properties Gross Investment Annualized Rents Total Square Feet (3) Initial Cash Yield Wtd. Avg. Lease Term (Years) (3) Existing Tenants 26.8% 1 1 $ 2,650 $ 282 17,788 10.63% (4) 15.0 Revenue Producing Capital Expenditures 73.2% — 27 $ 7,252 $ 509 — 7.03% — Total/Weighted Average 100.0% 1 28 $ 9,902 $ 791 17,788 7.99% 15.0 By Asset Type: Retail 98.4% 1 26 $ 9,740 $ 777 17,788 7.98% 15.0 Industrial 0.5% — 1 49 4 — 8.00% — Office 1.1% — 1 113 10 — 8.50% — Total/Weighted Average 100.0% 1 28 $ 9,902 $ 791 17,788 7.99% 15.0 (1) Capitalization rates are calculated solely on income producing properties. (2) The gross sales price for properties transferred to lender represents the net book value of the properties at time of transfer. (3) For revenue producing capital expenditures, the number of transactions, total square feet, economic yield, and weighted average lease term were not included in the Investments disclosure above. (4) Future fundings for this investment will generate a cash yield of 8.25%. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. INVESTMENT AND DISPOSITION ACTIVITY $ in thousands 11 Dispositions Q1 2018 % of R/E Investment Number of Properties Real Estate Investment Gross Sales Price Capitalization Rate (1) Wtd. Avg. Remaining Lease Term (Yrs) Occupied 77.3% 25 $ 35,822 $ 28,228 12.28% 9.9 Transferred to lender (2) 22.7% 4 10,527 9,519 — — Total/Weighted Average 100.0% 29 $ 46,349 $ 37,747 12.28% 9.9 By Asset Type: Retail 87.0% 27 $ 40,349 $ 31,688 12.28% 9.9 Industrial 6.2% 1 2,869 3,050 — — Office 6.8% 1 3,131 3,009 — — Total/Weighted Average 100.0% 29 $ 46,349 $ 37,747 12.28% 9.9

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 DEVELOPMENT PIPELINE Anticipated Construction Spend of $74.4 million (Remaining - $24.7 million) and Take-Out Commitments totaling $11.6 million Concept Location Anticipated Completion Date Andy's Frozen Custard (1) Naperville, IL completed Q1 2018 Gibsonton Theater (1) Gibsonton, FL Q2 2018 Camping World (1) Multiple Locations Q2 2018 Andy's Frozen Custard (1) Orland Park, IL Q3 2018 Shooters World (1) Orlando, FL Q4 2018 CircusTrix (1)(2) Multiple Locations 2018 - 2019 Andy's Frozen Custard CircusTrix Multiple Locations Multiple Locations 12 (1) Represents a construction build commitment. (2) Represents a forward take-out commitment on two CircusTrix properties.

TENANT DIVERSIFICATION – TOP 100

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
1	Shopko	98	6,669	7.9%
2	AMC Theatres/Carmike Cinemas	18	917	2.5%
3	Walgreens	42	615	2.3%
4	Church's Chicken	182	258	2.2%
5	Academy Sports	6	1,805	2.0%
6	Circle K	82	248	1.9%
7	Home Depot	7	821	1.8%
8	Regal Cinemas	15	656	1.5%
9	CarMax	8	356	1.5%
10	CVS	34	383	1.5%
11	Albertsons	22	969	1.5%
12	C-Store *(GPM Investments, LLC)*	105	272	1.4%
13	Mister Car Wash	23	162	1.3%
14	The Great Escape	14	543	1.2%
15	Goodrich Quality Theaters	5	245	1.1%
16	Ferguson Enterprises	7	1,003	1.0%
17	BJ's Wholesale Club	4	475	1.0%
18	PetSmart	6	1,016	1.0%
19	Sportsman's Warehouse	10	476	1.0%
20	LA Fitness	7	313	1.0%
21	Dollar General	61	630	1.0%
22	Advance Auto Parts	56	390	1.0%
23	Main Event	7	441	0.9%
24	Applebee's	22	120	0.9%
25	Tractor Supply	23	608	0.9%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
26	C-Store *(White Oak Station, LLC)*	42	166	0.9%
27	Crème de la Crème	9	190	0.9%
28	Casual Male	1	756	0.9%
29	Rite Aid	20	237	0.9%
30	Smart & Final	5	263	0.9%
31	Buehler's Fresh Foods	5	503	0.9%
32	IBM	2	395	0.9%
33	Red Lobster	27	179	0.8%
34	FedEx	4	429	0.8%
35	Lowe's	6	806	0.8%
36	At Home	7	896	0.8%
37	Heartland Dental	59	234	0.7%
38	Pep Boys	12	250	0.7%
39	Specialists in Urology *(21st Century Oncology Holdings, Inc.)*	9	128	0.7%
40	Dave & Buster's	4	132	0.6%
41	Kohl's	6	483	0.6%
42	Emagine Theaters	8	452	0.6%
43	Station Casinos	1	139	0.6%
44	Georgia Theatre	4	171	0.6%
45	Express Oil Change	23	84	0.6%
46	C-Store *(Supermesa Fuel & Merc, LLC)*	6	24	0.6%
47	Smokey Bones	13	100	0.6%
48	Courthouse Athletic Club	5	248	0.5%
49	Camping World	8	418	0.5%
50	B&B Theatres	4	261	0.5%
	Top 50 Tenants	**1,154**	**28,335**	**59.2%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 13

SPIRIT REALTY

TENANT DIVERSIFICATION – TOP 100 (continued)

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
51	C-Store (*Irving Oil Marketing, Inc.*)	37	101	0.5%
52	Flying J Travel Plaza	3	48	0.5%
53	Aaron's	26	266	0.5%
54	Pine Creek Medical Center	2	86	0.5%
55	Norms	10	63	0.5%
56	South Carolina Oncology Associates	1	120	0.5%
57	Mealey's Furniture	4	341	0.5%
58	Taco Bueno	38	106	0.5%
59	HOM Furniture	3	325	0.5%
60	Defined Fitness	5	205	0.5%
61	America's Auto Auction	6	72	0.4%
62	Zips Car Wash	13	48	0.4%
63	J. Jill	1	390	0.4%
64	Office Depot	10	214	0.4%
65	Mills Fleet Farm	1	218	0.4%
66	Hardee's	24	79	0.4%
67	Best Buy	4	188	0.4%
68	C-Store (*Town Star Holdings, LLC*)	12	43	0.4%
69	Childcare Network	20	191	0.4%
70	Arby's	25	77	0.4%
71	Big Al's	2	112	0.4%
72	Big Sandy Furniture	7	299	0.4%
73	Sunny Delight	1	286	0.4%
74	Martin's	16	42	0.3%
75	American Lubefast	29	64	0.3%

	Tenant Concept	Number of Properties	Square Feet (in thousands)	Percent of Contractual Rent
76	Universal Tax Systems	1	101	0.3%
77	PwC	1	135	0.3%
78	High Rise Extreme Air Sports	8	184	0.3%
79	Curacao	1	103	0.3%
80	Children's Learning Adventure	3	72	0.3%
81	24 Hour Fitness	2	105	0.3%
82	Wal-Mart	4	370	0.3%
83	Ladybird Academy	6	72	0.3%
84	Church's Chicken	35	46	0.3%
85	DOW Emergency	3	41	0.3%
86	Gold's Gym	3	118	0.3%
87	Old Time Pottery	3	355	0.3%
88	Malibu Boats	2	303	0.3%
89	Raymour & Flanigan Furniture	2	67	0.3%
90	Crunch Fitness	4	163	0.3%
91	Southern Theatres	2	106	0.3%
92	KFC	17	49	0.3%
93	Pike Nursery	5	56	0.3%
94	Food City	3	130	0.3%
95	Golden Corral	7	69	0.3%
96	C-Store (*Mountain Express Oil Company Southeast, LLC*)	13	27	0.3%
97	Burger King	18	65	0.3%
98	Brookshire Brothers	12	317	0.3%
99	Hardee's	18	63	0.3%
100	Gold's Gym	2	98	0.3%
Top 100 Tenants		**1,629**	**35,534**	**77.5%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 14

INDUSTRY DIVERSIFICATION

Industry Category Concentration: Percent of Contractual Rent


Service
57.1%
Traditional
Retail
39.0%
Industrial
3.5%
Other
0.4%

Tenant Industry	Industry Category	Number of Owned Properties	Total Square Feet (in thousands)	Percent of Contractual Rent
General Merchandise	Retail	105	7,191	8.5%
Restaurants - Casual Dining	Service	274	1,665	8.2%
Restaurants - Quick Service	Service	576	1,304	8.2%
Movie Theaters	Service	62	3,115	7.6%
Convenience Stores	Service	313	966	6.5%
Grocery	Retail	61	2,968	4.9%
Drug Stores / Pharmacies	Service	97	1,288	4.8%
Specialty Retail	Retail	88	2,754	4.6%
Medical Office	Service	111	1,130	4.5%
Health and Fitness	Service	44	1,775	4.2%
Home Furnishings	Retail	37	2,916	3.9%
Entertainment	Service	26	1,151	3.1%
Sporting Goods	Retail	17	2,329	3.2%
Education	Service	55	821	2.7%
Home Improvement	Retail	14	1,653	2.7%
Automotive Services	Service	128	748	2.7%
Automotive Dealers	Retail	22	630	2.3%
Professional Services	Service	12	846	2.2%
Manufacturing	Industrial	21	2,735	2.1%
Car Washes	Service	41	231	1.9%
Apparel	Retail	6	1,449	1.5%
Building Materials	Retail	37	1,505	1.5%
Distribution	Industrial	9	813	1.4%
Wholesale Clubs / Supercenters	Retail	9	883	1.4%
Dollar Stores	Retail	75	770	1.2%
Pet Supplies & Service	Retail	6	1,016	1.0%
Automotive Parts	Retail	60	416	1.0%
Office Supplies	Retail	17	458	0.7%
Travel Plazas	Service	3	48	0.5%
Other	Other	6	147	0.4%
Consumer Electronics	Retail	4	188	0.4%
Discount Retailers	Retail	2	120	0.2%
Vacant		26	1,732	—
Total		**2,364**	**47,761**	**100.0%**

Tenant Industry determined using the NAICS code of the Tenant.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 15

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 * Less than 0.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. PORTFOLIO DIVERSIFICATION 16 % of Contractual Rent Texas 12.0% Michigan 3.7% North Carolina 2.4% Oklahoma 1.5% Iowa 1.1% New Hampshire 0.8% West Virginia 0.6% Wyoming 0.2% Georgia 6.2% Minnesota 3.6% Alabama 2.2% Kentucky 1.5% Oregon 1.1% Maryland 0.8% Utah 0.5% Alaska 0.1% Florida 5.8% Arizona 3.2% Virginia 2.0% Nevada 1.4% New Jersey 1.1% Louisiana 0.7% North Dakota 0.4% U.S. V.I. 0.1% Illinois 5.8% Missouri 3.0% Colorado 1.9% Arkansas 1.3% Idaho 1.0% South Dakota 0.6% Nebraska 0.4% Delaware 0.1% Ohio 5.0% Indiana 2.9% Pennsylvania 1.8% Kansas 1.3% Mississippi 1.0% Montana 0.6% Maine 0.4% Vermont * California 4.1% Tennessee 2.8% New Mexico 1.7% Massachusetts 1.2% Washington 0.9% Connecticut 0.6% Rhode Island 0.3% Hawaii — Wisconsin 3.9% South Carolina 2.7% New York 1.7% 16.7% 43.6% 31.7% 7.9% KEY Northeast Midwest South West

SAME STORE CONTRACTUAL RENT

$ in thousands

Same Store Results		
Number of Properties		2,158
Total Square Feet (in thousands)		39,414
March 2018 Contractual Rent	$	43,104
March 2017 Contractual Rent	$	42,475
Increase (in dollars)	$	629
Increase (percent)		1.5%

Same Store Pool Defined

We include all properties owned throughout the measurement period in both the current and prior year and exclude: multi-tenant properties, properties that were vacant, renewed or relet at any point during the measurement period, construction in progress, and properties where contractual rent was fully or partially reserved in either the current or prior measurement period.



LA FITNESS

Top Tenant Industry Contributors	Contractual Rent for the Month ended March 31, 2018	Contractual Rent for the Month ended March 31, 2017	Net Change	% Change by Industry Type	% of Total Industry Contribution	% Change from Prior Year
Movie Theaters	$ 3,274	$ 3,116	$ 158	5.1%	7.6%	0.4%
Restaurants - Casual Dining	3,752	3,666	86	2.3%	8.7%	0.2%
Medical Office	2,188	2,117	71	3.4%	5.1%	0.2%
Specialty Retail	2,041	1,979	62	3.1%	4.7%	0.1%
Convenience Stores	2,978	2,944	34	1.2%	6.9%	0.1%
Restaurants - Quick Service	3,864	3,836	28	0.7%	9.0%	0.1%
Health and Fitness	1,970	1,942	28	1.4%	4.6%	0.1%
Entertainment	1,016	996	20	2.0%	2.4%	—
Remaining Tenant Categories	22,021	21,879	142	0.6%	51.0%	0.3%
Total	**$ 43,104**	**$ 42,475**	**$ 629**	**1.5%**	**100.0%**	**1.5%**

Asset Type	Contractual Rent for the Month ended March 31, 2018	Contractual Rent for the Month ended March 31, 2017	Net Change	% Change by Asset Type	% of Total Asset Contribution	% Change from Prior Year
Retail	$ 37,041	$ 36,471	$ 570	1.6%	85.9%	1.3%
Industrial	3,777	3,747	30	0.8%	8.8%	0.1%
Office	2,228	2,199	29	1.3%	5.2%	0.1%
Data Centers	58	58	—	—	0.1%	—
Total	**$ 43,104**	**$ 42,475**	**$ 629**	**1.5%**	**100.0%**	**1.5%**

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 17

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 OCCUPANCY 18 Owned Properties Occupied 2,338 Vacant 26 Total Owned Properties 2,364 Occupancy Rate 98.9% Change in Vacant Properties Vacant Properties at December 31, 2017 19 Additions 12 Dispositions/Relets (5) Vacant Properties at March 31, 2018 26 Historical Occupancy Rates 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% Q4-14 Q1-15 Q2-15 Q3-15 Q4-15 Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 98.4% 98.3% 98.7% 98.5% 98.6% 98.7% 98.3% 98.4% 98.2% 97.7% 97.9% 99.1% 99.2% 98.9% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 LEASE STRUCTURE AND EXPIRATIONS $ in thousands Lease Expirations as a Percent of Contractual Rent 2018 Remainder 2019 2020 2021 2022 2023 2024 2025 2026 2027 Thereafter 1.8% 3.2% 3.2% 7.4% 5.7% 6.5% 3.7% 5.6% 7.0% 12.2% 43.7% 19   Year Number of Owned Properties Total Square Feet (in thousands) Contractual Rent Annualized (1) 2018 Remainder 31 800 $ 10,643 2019 100 1,625 18,907 2020 73 1,483 18,971 2021 179 3,669 43,955 2022 122 3,022 34,077 2023 131 3,986 38,599 2024 55 1,355 22,310 2025 75 2,029 33,284 2026 186 3,614 41,648 2027 183 5,868 72,758 Thereafter 1,203 18,578 260,983 Vacant 26 1,732 — Totals 2,364 47,761 $ 596,135 Based on Contractual Rent: 89% of our leases (excluding those on multi-tenant properties) provide for periodic escalations and 45% of our leases are under Master Lease structures. Lease Escalations as a Percent of Contractual Rent (Excludes Multi-Tenant Properties) Contractual Fixed Increases 53% Flat 11% CPI-Related 36% (1) Contractual Rent multiplied by twelve. Annualized Cash Rents were $593.3 million as of March 31, 2018. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations and a disclosure regarding Forward-Looking Statements. (1) Contractual Rent multiplied by twelve. (2) Includes five direct financing lease properties with a Real Estate Investment value of $24.8 million. Annualized Cash Rents include the tenants' current cash obligations of $1.9 million for the lease of these properties. (3) Includes one property that is held for sale with a net book value of $8.3 million. (4) Includes two vacant properties (neither of which was held for sale) and one active property. These three properties were acquired between 2006 and 2013. These properties, with a net book value of $19.3 million, secure three fixed rate CMBS loans with $31.4 million of outstanding principal payable (including $10.3 million of capitalized interest) that are in default due to the underperformance of the three properties. (5) Includes $79.6 million in dividends payable. (6) Total outstanding shares as of March 31, 2018, less 2.1 million unvested restricted shares. NET ASSET VALUE (NAV) COMPONENTS $ in thousands Other NAV Components Total Loans Receivable Principal Balance Outstanding: $ 106,325 Cash and Cash Equivalents $ 10,989 Restricted Cash 117,165 Accounts Receivable, Prepaid Assets, and Other Tangible Assets, Net 20,658 Total Other Tangible Assets Net Book Value: $ 148,812 Total Debt Principal Balance Outstanding: $ 3,827,928 Accounts Payable, Accrued Expenses and Other Tangible Liabilities(5) Net Book Value: $ 141,898 Preferred Shares Liquidation Value: $ 172,500 Common Shares Outstanding(6) 434,432,805 20 Owned Real Estate Portfolio Number of Properties Contractual Rent Annualized (1) Retail (2) 2,147 $ 500,278 Office 113 37,981 Industrial 66 49,574 Data Centers 3 5,828 Leased Real Estate Properties Held For Sale, Net 8 1,333 Vacant Properties (3) 24 — Properties under Defaulted Loans (4) 3 1,141 Total Owned Real Estate Portfolio 2,364 $ 596,135 Contractual Rent Annualized (1) Top Ten Tenants $ 150,256 Top 100 Tenants $ 462,474

SPIRIT REALTY

ANALYST COVERAGE

BofA Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	646.855.1681
BTIG	Michael Gorman	mgorman@btig.com	212.738.6138
Capital One Securities	Chris Lucas	christopher.lucas@capitalone.com	571.633.8151
Deutsche Bank	Vincent Chao	vincent.chao@db.com	212.250.6799
	Shivani Sood	shivani.sood@db.com	212.250.4617
Green Street Advisors	Michael Knott	mknott@greenstreetadvisors.com	949.640.8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	646.840.3217
	Venkat Kommineni	vkommineni@janney.com	646.840.3219
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	212.622.6682
Ladenburg Thalman & Co.	John Massocca	jmassocca@ladenburg.com	212.409.2543
Mizuho Securities	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	212.205.7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	212.205.7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	212.761.7064
	Kevin Egan	kevin.egan@morganstanley.com	212.761.5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	727.567.2585
	Marnie Georges	marnie.georges@raymondjames.com	727.567.2538
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	440.715.2649
	Neil Malkin	neil.malkin@rbccm.com	440.715.2653
RW Baird	RJ Milligan	rjmilligan@rwbaird.com	813.273.8252
	Will Harman	wharman@rwbaird.com	414.298.2337
Sun Trust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	212.303.4124
	Ian Gaule	ian.gaule@suntrust.com	212.590.0948
UBS	Frank Lee	frank-a.lee@ubs.com	415.352.5679

The aforementioned security analysts currently provide opinions, estimates and forecasts, which are their own and are not promoted or endorsed by Spirit or its management team. Therefore, their opinions, estimates or forecasts are their own and should not be interpreted as Spirit's opinions, estimates or forecasts. Any reference or distribution by Spirit expressly disclaims any endorsement of or concurrent with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2018 SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 21

APPENDIX 22

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 REPORTING DEFINITIONS AND EXPLANATIONS 23 Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. In addition, other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income (loss) attributable to common stockholders as a measure of our performance. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, including restructuring and divestiture costs, other G&A costs associated with relocation of the Company's headquarters, transactions costs associated with our proposed spin- off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), transaction costs incurred in connection with the acquisition of real estate investments subject to existing leases and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents, amortization of above and below market rent on our leases, amortization of lease incentives, amortization of net premium (discount) on loans receivable, provision for bad debts and amortization of capitalized lease transaction costs), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense (stock-based compensation expense). In addition, other equity REITs may not calculate AFFO as we do, and, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO does not represent cash generated from operating activities determined in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure. Adjusted EBITDAre represents EBITDAre, or earnings before interest, taxes, depreciation and amortization for real estate, modified to include other adjustments to GAAP net income (loss) for transaction costs, severance charges, real estate acquisition costs, and debt transactions and other items that we do not consider to be indicative of our on-going operating performance. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should not be considered alternatives to net income (loss) or as an indicator of financial performance. A reconciliation of net income (loss) attributable to common stockholders (computed in accordance with GAAP) to EBITDAre and Adjusted EBITDAre is included in the Appendix found at the end of this presentation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 REPORTING DEFINITIONS AND EXPLANATIONS 24 Annualized Adjusted EBITDAre is calculated by multiplying Adjusted EBITDAre of a quarter by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. A reconciliation of Annualized Adjusted EBITDAre is included in the Appendix found at the end of this presentation. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. A reconciliation of interest bearing debt (reported in accordance with GAAP) to Adjusted Debt is included in the Appendix found at the end of this presentation. Adjusted Debt to Annualized Adjusted EBITDAre is a supplemental non-GAAP financial measure we use to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations over time. We believe this ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs and, therefore, may not be comparable to such other REITs. Annualized Cash Rents represents the annualized monthly Contractual Rent, less any rent reserved for, multiplied by twelve. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For Multi-Tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Convertible Notes are the $402.5 million convertible notes of the Company due in 2019 and the $345.0 million convertible notes of the Company due in 2021, together. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Contractual Rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our Owned Properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk. EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is defined as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated real estate ventures, plus adjustments to reflect the Company's share of EBITDAre of unconsolidated real estate ventures. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using a month to month historical CPI index) by the initial lease term, expressed as a percentage of the Gross Investment.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 REPORTING DEFINITIONS AND EXPLANATIONS 25 Enterprise Value represents Total Market Capitalization less cash and cash equivalents and reserves on deposit with lenders as of the date indicated. Equity Market Capitalization is calculated by multiplying the number of shares outstanding by the closing share price of the Company’s common stock as of the date indicated. Fixed Charge Coverage Ratio (FCCR) is the ratio of Annualized Adjusted EBITDA to Annualized Fixed Charges, a ratio derived from non-GAAP measures that we use to evaluate our liquidity and ability to obtain financing. Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the Gross Investment in the related properties. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2016. Lease Expiration is the end of the initial term under a lease and does not account for extension periods under the lease. Master Trust 2013 and Master Trust 2014 (collectively Master Trust Notes) are net-lease mortgage notes issued under the Spirit Master Funding Program and the securitization trusts established thereunder. Indirect special purpose entity subsidiaries of the Company are the borrowers. These liabilities are discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC. Net Asset Value (NAV) We believe disclosing information frequently used in the calculation of NAV is useful to investors and because it enables and facilitates calculation of a metric frequently used by our management as one method to estimate the fair value of our business. The assessment of the fair value of our business is subjective in that it involves estimates and assumptions and can be calculated using various methods. Therefore, we have presented certain information regarding our financial and operating results, as well as our assets and liabilities that we believe are important in calculating our NAV, but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation of NAV. The components of NAV do not consider the potential changes in the value of assets, the collectability of rents or other receivable obligations, or the value associated with our operating platform.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 REPORTING DEFINITIONS AND EXPLANATIONS 26 Net Book Value represents the Real Estate Investment value net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date. Owned Properties refers to properties owned fee- simple or ground leased by Company subsidiaries as lessee. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revolving Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2019. The Revolving Credit Facility includes sublimits for swingline loans and letter of credit issuances. Swingline loans and letters of credit reduce availability under the Revolving Credit Facility.  The ability to borrow under the Revolving Credit Facility is subject to the ongoing compliance with customary financial covenants. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% senior unsecured notes due 2026. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Term Loan refers to a $420.0 million unsecured term facility which includes an accordion feature which allows the facility to be increased to up to $600.0 million, subject to obtaining additional lender commitments. Borrowings may be repaid without premium or penalty, and may be re-borrowed within 30 days up to the then available loan commitment. Total Market Capitalization represents Equity Market Capitalization plus Total Debt as of the date indicated. Total Debt represents the sum of the principal balances outstanding on interest-bearing debt on the Company’s balance sheet as of the date indicated. Unencumbered Assets represents the assets in our portfolio that are not subject to mortgage indebtedness, which we use to evaluate our potential access to capital and in our management of financial risk. The asset value attributed to these assets is the Real Estate Investment. Unsecured Debt represents components of Total Debt that are not secured by liens, mortgages or deeds of trust on Company assets. Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sale price components for all leases within the sample. Weighted Average Stated Interest Rate is calculated by dividing the sum product of (a) coupon interest rate of each note and (b) the principal balance outstanding of each note by (c) the sum of the total principal balances outstanding for all notes in the sample. Weighted Average Unit Level Rent Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Level Rent Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation.

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 Fixed Charge Coverage Ratio (FCCR) Q1 2018 Annualized Adjusted EBITDAre $ 583,484 Interest expense 51,065 Less: Non-cash interest (7,541) Preferred Stock dividends 2,588 Fixed charges $ 46,112 Annualized fixed charges $ 184,448 Fixed Charge Coverage Ratio 3.2x 27 Unencumbered Assets to Unsecured Debt Q1 2018 Unsecured debt: Revolving Credit Facility $ 154,500 Term Loan — Senior Unsecured Notes 300,000 Convertible Notes 747,500 Total Unsecured Debt $ 1,202,000 Unencumbered Assets $ 4,514,694 Unencumbered Assets / Unsecured Debt 3.8x NON-GAAP RECONCILIATIONS $ in thousands Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published. Adjusted Debt, Adjusted EBITDAre, Annualized Adjusted EBITDAre Q1 2018 Revolving Credit Facility $ 154,500 Term Loan, net — Senior Unsecured Notes, net 295,431 Mortgages and notes payable, net 2,571,794 Convertible Notes, net 719,295 Total debt, net 3,741,020 Add / (less): Unamortized debt discount, net 48,770 Unamortized deferred financing costs 38,140 Cash and cash equivalents (10,989) Restricted cash balances held for the benefit of lenders (117,166) Total adjustments (41,245) Adjusted Debt $ 3,699,775 Preferred Stock at liquidation value 172,500 Adjusted Debt + Preferred Stock $ 3,872,275 Net Income $ 30,718 Add / (less): Interest 51,065 Depreciation and amortization 62,117 Income tax expense 252 Realized gain on sales of real estate assets 605 Impairments on real estate assets 14,569 Total adjustments 128,608 EBITDAre $ 159,326 Add / (less): Transaction costs 3,932 Real estate acquisition costs 48 Gain on debt extinguishment (21,328) Severance costs 3,893 Total Adjustments (13,455) Adjusted EBITDAre $ 145,871 Annualized Adjusted EBITDAre $ 583,484 Adjusted Debt / Annualized Adjusted EBITDAre 6.3x Adjusted Debt + Preferred / Annualized EBITDAre 6.6x Adjusted Debt to Enterprise Value Q1 2018 Adjusted Debt $ 3,699,775 Enterprise value 7,243,472 Adjusted Debt / Enterprise Value 51.1%

NYSE:SRC SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION | As of March 31, 2018 Q1 2018 FORWARD-LOOKING STATEMENTS AND RISK FACTORS 28 The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. Forward-Looking and Cautionary Statements This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt and equity financing to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit's proposed spin-off of almost all of the properties leased to Shopko, the assets that collateralize Master Trust 2014 and certain additional assets, and the impact of the spin-off on Spirit's business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.